Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of October 1, 1998 (this "Agreement"), of GRAND COURT LIFESTYLES, INC., a Delaware corporation (the "Company"), in favor of the Holders of the Registrable Securities (as such terms are hereinafter defined).

         1.       Certain Definitions.

         For purposes of this Registration Rights Agreement, the following terms shall have the following respective meanings.

                  (a) "Initial Closing Date" means the first date on which Securities are initially issued.

                  (b) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

                  (c) "Effective Time" in the case of (i) an Exchange Offer, means the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and
         (ii) a Shelf Registration, means the time and date as of which the Commission declares the Shelf Registration effective or as of which the Shelf Registration otherwise becomes effective.

                  (d) "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended form time to time.

                  (e) "Exchange Offer" has the meaning assigned thereto in
         Section 2(a).

                  (f) "Exchange Offer Registration Statement" has the meaning assigned thereto in Section 2(a).

                  (g) "Exchange Registration" has the meaning assigned thereto in Section 3(f).

                  (h) "Final Closing Date" means the last date on which Securities are initially issued.

                  (i) "Holder" means each Initial Purchaser for so long as it owns any Registrable Securities, and such of its respective successors and assigns who acquire Registrable Securities, directly or indirectly, from such person or from any successor or assign of such person, in each case for so long as such person owns any Registrable Securities.

                  (j) "Indenture" means the Indenture, dated as of October 1, 1998, between the Company and The Bank of New York, as Trustee, as the same shall be amended from time to time.


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                  (k) "New Securities" has the meaning assigned thereto in
         Section 2(a).

                  (l) "Participant" has the meaning as assigned thereto in
         Section 6(a).

                  (m) "Person" means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

                  (n) "Registrable Securities" means the Securities: provided, however, that such Securities shall cease to be Registrable Securities when (i) such Securities have been exchanged for New Securities in an Exchange Offer as contemplated in Section 2(a); (ii) in the circumstances contemplated by Section 2(b), a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (iii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iv) such Securities shall cease to be outstanding.

                  (o) "Registration Expenses" has the meaning assigned thereto in Section 4.

                  (p) "Resale Period" means the period beginning on the date the Shelf Registration becomes effective and ending on the earlier of (i) the Shelf Registration ceasing to be effective or (ii) the second anniversary of the Closing Date.

                  (q) "Restricted Holder" means (i) a Holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a Holder who acquires New Securities outside the ordinary course of such Holder's business, (iii) a Holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing New Securities, or (iv) a broker-dealer who receives Securities for its own account but did not acquire the Securities as a result of market-making activities or other trading activities.

                  (r) "Rule 144," "Rule 405" and "Rule 415" means, in each case, such rule promulgated under the Securities Act.

                  (s) "Securities" means the 11% Series A Notes Due December 15, 2005 to be issued under the Indenture and sold by the Company.

                  (t) "Securities Act" means the Securities Act of 1933, as amended.

                  (u) "Shelf Registration" has the meaning assigned thereto in
         Section 2(b).

                  (v) "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.


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         Unless the context otherwise requires, any reference herein to a
"Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

         2.       Registration Under the Securities Act.

                  (a) Except as set forth in Section 2(b), the Company agrees to file under the Securities Act a registration statement (the "Exchange Offer Registration Statement") relating to an offer to exchange (the "Exchange Offer") any and all of the Securities for a like aggregate amount of securities issued by the Company, which have the same terms as the Securities (and are entitled to the benefits of a trust indenture which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act, do not contain restrictions on transfers and do not contain provisions for the additional interest contemplated in Section 2(c) below (such new securities hereinafter called "New Securities"). The Company agrees to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act on or before November 15, 1999. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply in all material respects with all applicable tender offer rules and regulations under the Exchange Act. The Company further agrees to commence and complete the Exchange Offer reasonably promptly after the Exchange Offer Registration Statement has become effective for all Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed completed only if the New Securities received by Holders (other than Restricted Holders) in the Exchange Offer for Securities are, upon receipt, transferable by each such Holder without restriction imposed thereon by the Securities Act or the Exchange Act and without material restrictions imposed thereon by the blue sky or securities laws of a substantial majority of the States of the United States of America. The Exchange Offer shall be deemed to have been completed upon the Company having exchanged pursuant to the Exchange Offer, New Securities for all Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer.

                  (b) If (i) because of any change in law or in applicable interpretations by the staff of the Commission, the Company is not permitted to effect the Exchange Offer or (ii) in the case of any Holder, other than a Restricted Holder, that participates in the Exchange Offer, such Holder does not receive New Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in addition to or in lieu or conducting the Exchange Offer contemplated by Section 2(a), the Company shall file under the Securities Act as promptly as practicable a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by any such Holder of, all of the Registrable Securities held by such Holder, pursuant to Rule 415 or any


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         similar rule that may be adopted by the Commission (the "Shelf
         Registration"). The Company agrees to use its reasonable best efforts to cause the Shelf Registration to become to be declared effective on or before November 15, 1999 and to keep such Shelf Registration continuously effective for a period (the "Effectiveness Period") ending on the earlier of (i) the second anniversary of the Final Closing Date or (ii) such time as there are no longer any Registrable Securities outstanding. The Company further agrees to supplement or make amendments to the Shelf Registration during the Effectiveness Period, as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Holders of the Registrable Securities copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, the Company may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 60 days during the two year period of effectiveness required by Section 2 hereof, but in no event for any period in excess of 30 consecutive days.

                  (c) Any reference herein to a registration statement shall be deemed to include any document incorporated therein by reference as of the applicable Effective Time and any reference herein to any post-effective amendment to a registration statement shall be deemed to include any document incorporated therein by reference as of a time after such Effective Time.

         3.       Registration Procedures.

         The following provisions shall apply to registration statements filed pursuant to Section 2:

                  (a) At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

                  (b) In connection with the Company's obligations with respect to the Shelf Registration, if applicable, the Company shall, as soon as reasonable practicable (or as otherwise specified herein):

                           (i) prepare and file with the Commission a
                  registration statement with respect to the Shelf Registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter;

                          (ii) prepare and file with the Commission such
                  amendments and supplements to such registration statement and


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                  the prospectus included therein as may be necessary to
                  effect and maintain the effectiveness of such registration statement for the period specified in Section 2(b) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the Holders of the Registrable Securities copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

                         (iii) comply in all material respects as to all
                  matters within the Company's control, with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders thereof provided for in such registration statement;

                          (iv) promptly notify the selling Holders of
                  Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof named in the Shelf Registration or a supplement thereto, and confirm such notice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or written threat of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                           (v) use its reasonable best efforts to obtain the
                  withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

                          (vi) if requested by any managing underwriter or
                  underwriters, any placement or sales agent or any Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Holder or agent or to any underwriters, the name and description of such Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Holder or agent or


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                  to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                         (vii) furnish to each Holder of Registrable
                  Securities, each placement or sales agent, if any, therefor, and each underwriter, if any, thereof an executed copy (or, in the case of a Holder of Registrable Securities, a conformed copy) of such registration statement, each such amendment or supplement thereto (in each case including all exhibits thereto) and such number of copies of such registration statement (excluding exhibits thereto) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Company hereby consents to the use of such prospectus (including any such preliminary or summary prospectus) and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case, in the form most recently provided to such person by the Company in connection with the offering and sale of the Registrable Securities covered by the prospectus (including any such preliminary or summary prospectus) or any supplement or amendment thereto; and

                        (viii) use its reasonable best efforts to (A) register
                  or qualify the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such United States jurisdictions as any Holder of such Registrable Securities and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) and for so long as may be necessary to enable any such Holder, agent or underwriter to complete its distribution of Securities pursuant to such registration statement but in any event not later than the date through which the Company is required to keep the Shelf Registration effective pursuant to Section 2(b); provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(b)(viii), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

         In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information by such party.

                  (c) In the event that the Company would be required, pursuant to Section 3(b)(iv)(D), to notify the selling Holders of Registrable Securities, the placement or sales agent, if any, therefor or the managing underwriters, if any, thereof named in the Shelf Registration


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         or a supplement thereto of the existence of the circumstances described therein, the Company shall promptly prepare and furnish to each such Holder, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder. Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company, pursuant to
         Section 3(b)(iv)(D), such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

                  (d) The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(b) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) Until the expiration of two years after the Final Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

                  (f) In connection with the Company's obligations with respect to the registration of New Securities as contemplated by Section 2(a) (the "Exchange Registration"), if applicable, the Company shall, as soon as reasonably practicable (or as otherwise specified):


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                           (i) prepare and file with the Commission such
                  amendments and supplements to the Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness thereof for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of the Exchange Offer Registration Statement, and promptly provide each broker-dealer holding New Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request for use in connection with resales of New Securities;

                          (ii) for a period of 180 days from the date on which
                  the Exchange Offer Registration Statement is declared effective (the "180 Day Period"), promptly notify each broker-dealer that has requested or received copies of the prospectus included in the Exchange Offer Registration Statement, and confirm such advice in writing, (A) when any prospectus amendment or supplement or post-effective amendment to the Exchange Offer Registration Statement has been filed, and, with respect to any post-effective amendment to the Exchange Offer Registration Statement, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Securities for sale in any United States jurisdiction or the initiation or threatening in writing of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, that the Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder.

                         (iii) in the event that the Company would be
                  required, pursuant to Section 3(f)(ii)(D), to notify any broker-dealers holding New Securities, promptly prepare and furnish to each such Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such New Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or notify such broker-dealers that the offer and sale of New Securities pursuant to the Exchange Offer Registration Statement may continue;

                          (iv) use its reasonable best efforts to obtain the
                  withdrawal of any order suspending the effectiveness of the Exchange Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;


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                           (v) use its reasonable best efforts to register or
                  qualify the New Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by
                  Section 2(a) no later than the commencement of the Exchange Offer, provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(f)(v), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders; and

                          (vi) make generally available to its security holders
                  as soon as practicable but no later than eighteen months after the effective date of such registration statement, an earning statement of the Company and its subsidiaries complying with
                  Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

                  In case of any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information.

         4.       Registration Expenses.

         The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities or New Securities for offering and sale under the state securities and blue sky laws referred to in
Section 3(b)(viii) and Section 3(f)(v) hereof, including reasonable fees and disbursements of one counsel for the placement or sales agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, and of any escrow agent or custodian, (e) internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) and (g) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or


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other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

         5.       Representations and Warranties.

         The Company represents and warrants to, and agrees with, the Holders from time to time of Registrable Securities that:

                  (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or
         Section 3(f) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and during the 180 Day Period and subject to Section 2(b) hereof, other than from (i) such time as a notice has been given to Holders of Registrable Securities pursuant to Section 3(b)(iv)(B) or
         (D) or Section 3(f)(ii)(B) or (D) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to
         Section 3(c) or Section 3(f)(iii) hereof or such time as the Company provides notice that offers and sales pursuant to the Exchange Offer Registration Statement or the Shelf Registration, as the case may be, may continue, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(b) or Section 3(f) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Holder of Registrable Securities or any underwriter expressly for use therein.

                  (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Registrable Securities or any underwriter expressly for use therein.

                  (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein


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         contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, except to the extent that any such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, any indenture or instrument relating to indebtedness for money borrowed or any agreement to which the Company is a party or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company; and, to the best knowledge of the Company, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act contemplated hereby, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

         6.       Indemnification.

                  (a) Indemnification by the Company. In connection with a Shelf Registration, the Company agrees to indemnify and hold harmless each of the Holders of Registrable Securities included in such Shelf Registration and each person, if any, who controls any such Holder within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Holder expressly for use therein; provided, however, that, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Participant on account of any such losses, claims, damages or liabilities (or actions in respect thereof) arising from the sale of the Registrable Securities by or through such Holder to any person if a copy of the final prospectus as it then may be amended or supplemented (exclusive of the incorporated documents) shall not have been given or sent to such person with or prior to the written confirmation of the sale involved to the extent that the final prospectus as so amended or supplemented would have cured the defect in such document giving rise to such losses, claims, damages or liabilities.

                  (b) Indemnification by Participants. Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Participant, but only with reference to information furnished to the Company in writing by a Holder or a Holder controlled by such Participant expressly for use in the Shelf Registration or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or (b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The indemnifying party shall be entitled to participate in such proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and, upon such assumption, shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) The indemnity provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, or (ii) any investigation made by or on behalf of any Holder or any participant controlling any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company.

         7.       Rule 144.

         The Company covenants to the Holders of Registrable Securities that the Company shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of rule 144 adopted by the Commission under the

Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities in connection with that Holder's sale pursuant to Rule 144, the company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         8.       Remedies

         The Company agrees that monetary damages (including Additional Amounts contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         9.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that is has not granted, and shall not grant, registration rights with respect to Registrable Securities which would be inconsistent with the terms contained in this Agreement.

                  (b) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, first class mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:


                           (i)      If to Holders:

                                    At the address of such Holder as it
                                    appears in the security register
                                    maintained pursuant to the Indenture.

                          (ii)      If to the Company at:

                                    Grand Court Lifestyles, Inc.
                                    One Executive Drive
                                    Fort Lee, New Jersey  07024

                                    Telecopy No.:  (201) 947-6663

                                    Attention:  Secretary


or, in each case, at such other address as may be specified in writing to the other parties hereto.

                  (c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and the Holders of Registrable Securities and their respective successors and assigns. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

                  (d) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of the Company, any officer, director or agent of the Company, any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities and the transfer and registration of Registrable Securities by such Holder and the consummation of an Exchange Offer.

                  (e) LAW GOVERNING. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  (f) Headings. the descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Entire Agreement: Amendments. This Agreement and the other writings referred to herein (including the Indenture) or delivered pursuant hereto which from a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(g), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder.

         Agreed to as of the date referred to above.



                                            GRAND COURT LIFESTYLES, INC.


                                            By:  /s/ Bernard M. Rodin
                                                 -------------------------------
                                                 Name:  Bernard M. Rodin
                                                 Title: President